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                                                                     EXHIBIT 3.2


                                    BYLAWS

                                      OF

                           WORLDQUEST NETWORKS, INC.
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                                    BYLAWS
                                      OF
                           WORLDQUEST NETWORKS, INC.

                            A Delaware Corporation

                                     INDEX

Article                                                             Page
-------                                                             ----

I    Offices.........................................................  1
          1.01  Registered Office....................................  1
          1.02  Other Offices........................................  1

II   Meetings of Stockholders........................................  1
          2.01  Place of Meetings....................................  1
          2.02  Annual Meetings......................................  1
          2.03  Notice of Annual Meetings............................  2
          2.04  List of Stockholders.................................  2
          2.05  Special Meetings.....................................  2
          2.06  Notice of Special Meetings...........................  2
          2.07  Quorum and Adjournment...............................  2
          2.08  Proxies..............................................  3
          2.09  No Consent In Lieu of Meetings.......................  3
          2.10  Nominations for Director.............................  3
          2.11  Chair of Meetings....................................  3

III  Directors.......................................................  3
          3.01  Qualifications, Election and Term....................  3
          3.02  Removal..............................................  4
          3.03  Vacancies............................................  4
          3.04  Meetings of the Board of Directors...................  4
          3.05  First Meeting........................................  4
          3.06  Regular Meetings.....................................  4
          3.07  Special Meetings.....................................  5
          3.08  Quorum...............................................  5
          3.09  Consent In Lieu of Meeting...........................  5
          3.10  Conference Calls.....................................  5
          3.11  Committees of Directors..............................  5
          3.12  Minutes of Committees................................  6
          3.13  Compensation of Directors............................  6

IV   Notices.........................................................  6

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          4.01  Notice...............................................  6
          4.02  Waiver of Notice.....................................  6

V    Officers........................................................  7
          5.01  Title and Number.....................................  7
          5.02  First Meeting........................................  7
          5.03  Term of Office.......................................  7
          5.04  Salaries.............................................  7
          5.05  Removal..............................................  7
          5.06  Chairman of the Board................................  7
          5.07  Chief Executive Officer..............................  7
          5.08  President............................................  8
          5.09  Chief Operating Officer..............................  8
          5.10  Chief Financial Officer..............................  8
          5.11  Vice President.......................................  8
          5.12  Secretary............................................  8
          5.13  Assistant Secretary..................................  9
          5.14  Treasurer............................................  9
          5.15  Bond of Treasurer....................................  9
          5.16  Assistant Treasurer..................................  9

VI   Stock Certificates.............................................. 10
          6.01  Description of Shares................................ 10
          6.02  Facsimile Signatures................................. 10
          6.03  Lost Certificates.................................... 10
          6.04  Transfer of Stock.................................... 11
          6.05  Address For Notice................................... 11
          6.06  Fixing Record Date................................... 11
          6.07  Registered Stockholders.............................. 11

VII  Dividends....................................................... 12
          7.01  Dividends............................................ 12
          7.02  Reserves............................................. 12

VIII Miscellaneous Provisions........................................ 12
          8.01  Checks............................................... 12
          8.02  Contracts............................................ 12
          8.03  Deposits............................................. 12
          8.04  Fiscal Year.......................................... 12
          8.05  Seal................................................. 12
          8.06  Indemnification...................................... 12
          8.07  Insurance............................................ 13
          8.08  Disallowed Compensation.............................. 13

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IX   Annual Statement................................................ 13
          9.01  Financial Statements................................. 13

X    Amendment of Bylaws............................................. 13
         10.01  Adoption, Amendment, Repeal of Bylaws by Directors... 13

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                                   BYLAWS OF

                           WORLDQUEST NETWORKS, INC.
                              (the "Corporation")

                                  ARTICLE  I

                                    Offices

      1.01  Registered Office.   The registered office of the Corporation in the
State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

      1.02  Other Offices.   The Corporation may also have offices at such other
places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE  II

                           Meetings of Stockholders

      2.01  Place of Meetings.   All meetings of the stockholders for the
election of directors shall be held in the City of Dallas, State of Texas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the States of Delaware or Texas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the States of Delaware or Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      2.02  Annual Meetings.   Annual meetings of stockholders, commencing
within the year 2000, shall be held on the first Tuesday of June at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which time they shall elect a board of directors, and transact such other business as may properly be brought before the meeting. Notwithstanding any other provision of these Bylaws to the contrary, no matter may be brought before the annual meeting of stockholders unless it is contained in the Corporation's Proxy Statement delivered to stockholders with regard to such annual meeting. Any stockholder who desires to include a proposal for consideration at the annual meeting must submit such proposal to the Board of Directors in writing, by delivering such notice to the attention of the President at the Corporation's executive offices, no earlier than January 1 of the year in which such annual meeting will be held and not later than February 15 of the year in which such annual meeting will be held.

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     2.03  Notice of Annual Meetings.   Written notice of the annual meeting
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     2.04  List of Stockholders.   The officer who has charge of the stock
ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, for any purpose germane to the meeting, which shall be open to the inspection of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.05  Special Meetings.   Special meetings of the stockholders, for any
purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer, the President or by the Board of Directors or by the written order of a majority of the directors; and shall be called by the President or Secretary at the request in writing of stockholders owning not less then 67% of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     2.06  Notice of Special Meetings.   Written notice of a special meeting
stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     2.07  Quorum and Adjournment.   The holders of a majority of the stock
issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, these Bylaws or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     2.08  Proxies.   Unless otherwise provided in the Certificate of
Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

     2.09  No Consent In Lieu of Meetings.   No action by the stockholders may
be taken by written consent.

     2.10  Nominations for Director.   Any stockholder proposing to nominate a
person for election to the Board of Directors shall provide the Corporation 60 days prior written notice of such nomination, stating the name and address of the nominee and describing his qualifications for being a director of the Corporation. Such notice shall be sent or delivered to the principal office of the Corporation to the attention of the Board of Directors, with a copy to the President and Secretary of Corporation.

     2.11  Chair of Meetings.   At any meeting of stockholders, the Chairman or
President of the Corporation (in such order) shall act as the chairman of the meeting, and the stockholders shall not have the right to elect a different person as chairman of the meeting. The chairman of the meeting shall have the authority to determine (i) when the election polls shall be closed in connection with any vote to be taken at the meeting; and (ii) when the meeting shall be recessed.

                                 ARTICLE  III

                                   Directors

     3.01  Qualifications, Election and Term.   The business and affairs of the
Corporation shall be managed by a Board of Directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the stockholders by law, by the Certificate of Incorporation or by these Bylaws. The exact number of Directors shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 67% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (iii) the Certificate of Incorporation. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. The Directors may pursuant to a resolution adopted by a majority of the Board of Directors divide the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the next annual meeting of Shareholders and thereafter for terms of three years until

                                      -3-
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their successors are elected and qualified, the term of the second class to expire at the second succeeding annual meeting of Shareholders (an initial two year term) and thereafter for terms of three years until their successors are elected and qualified, and the term of the third class to expire at the third succeeding annual meeting of Shareholders (an initial three year term) and thereafter for terms of three years until their successors have been elected and qualified. At each annual meeting of Shareholders following such initial classification and election, Directors, elected to succeed those Directors whose terms expire shall be elected for a term of office for the class whose term of office expires at all such future annual meetings.

     3.02  Removal.   Subject to the rights of the holders of any series of
Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of 67% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. "Cause" shall be exclusively defined to mean: (a) conviction of a felony, (b) proof beyond a reasonable doubt of the gross negligence or willful misconduct of such Director which is materially detrimental to the Corporation, or (c) proof beyond a reasonable doubt of a breach of fiduciary duty of such Director which is materially detrimental to the Corporation.

     3.03  Vacancies.   Subject to the rights of holders of any series of any
Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     3.04  Meetings of the Board of Directors.   The Board of Directors of the
Corporation may hold meetings, both regular and special, either within or without the States of Delaware or Texas.

     3.05  First Meeting.   The first meeting of each newly elected Board of
Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     3.06  Regular Meetings.   Regular meetings of the Board of Directors may
be held without notice at such time and at such place as shall from time to time be determined by the Board.

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     3.07  Special Meetings.   Special meetings of the Board may be called by
the Chairman of the Board on two (2) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors (unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director).

     3.08  Quorum.   At all meetings of the Board, a majority of the directors
shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, these Bylaws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.09  Consent In Lieu of Meeting.   Unless otherwise restricted by the
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without a prior notice and without a vote, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     3.10  Conference Calls.   Unless otherwise restricted by the Certificate
of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.11  Committees of Directors.   The Board of Directors may, by resolution
passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business affairs of the Corporation, and may authorize the seal of the Corporation to be affixed

                                      -5-
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to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware (the "Act") fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class of classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     3.12  Minutes of Committees.   Each committee shall keep regular minutes
of its meetings and report the same to the Board of Directors when required.

     3.13  Compensation of Directors.   Unless otherwise restricted by the
Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensa tion of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE  IV

                                    Notices

     4.01  Notice.   Whenever, under the provisions of the statutes or of the
Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed or mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile.

     4.02  Waiver of Notice.   Whenever any notice is required to be given
under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                  ARTICLE  V

                                   Officers

     5.01  Title and Number.   The officers of the Corporation shall be chosen
by the Board of Directors and may be a chairman of the board, a chief executive officer, a president, a chief operating officer, a chief financial officer, one or more vice presidents, any one or more of which may be designated executive vice president or senior vice president, a secretary and a treasurer. The Board of Directors may also choose assistant vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers as may be chosen by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Chairman shall be elected from among the directors.

     5.02  First Meeting.   The Board of Directors at its first meeting after
each annual meeting of stockholders shall choose a president, one or more vice presidents, a secretary and a treasurer.

     5.03  Term of Office.   The Board of Directors may appoint such other
officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     5.04  Salaries.   The salaries of all officers and agents of the
Corporation shall be fixed by the Board of Directors or a committee thereof.

     5.05  Removal.   The officers of the Corporation shall hold office until
their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed, provided, however, that the election or appointment of an officer shall not, of itself, create contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     5.06 Chairman of the Board. In the event that a Chairman of the Board is appointed, the Chairman shall preside over all meetings of the stockholders and of the Board. He shall see that all orders and resolutions of the Board are carried into effect. The Chairman shall have such other powers and duties as usually pertain to such office or as may be assigned to him from time to time by the Board.

     5.07 Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and of the Board, unless a Chairman of the Board is appointed by the Board. The Chief Executive Officer shall have general and active authority for day-to-day operations of the business of the corporation and all officers of the corporation shall report to the Chief Executive Officer. The Chief Executive Officer shall have the power to call special meetings of the Board and of the shareholders to be held at such times and places as provided by these Bylaws. The Chief Executive Officer shall affix, or delegate the authority to affix, the signature of the

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corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing that may require the same, and sign, or delegate to the President the authority to sign, certificates of stock representing capital stock of the Corporation. The Chief Executive Officer shall be supervised by, and report directly to, the Board.

     5.08 President. In the absence or disability of the Chief Executive Officer, the President shall serve in the capacity of the Chief Executive Officer and perform the duties and exercise the powers of the Chief Executive Officer. The President shall have the responsibility for the day-to-day operations of the business of the Corporation and shall supervise all manager level and other employees of the Corporation, who shall report directly to the President. The President shall report directly to the Chief Executive Officer.

     5.09 Chief Operating Officer. In the absence or disability of the President, the Chief Operating Officer shall serve in the capacity of the President and perform the duties and exercise the powers of the President. The Board may designate both a President and a Chief Operating Officer, in which case the Board shall set forth the powers and responsibilities of each officer. The Chief Operating Officer shall report directly to the Chief Executive Officer.

     5.10  Chief Financial Officer.   The Chief Financial Officer shall be
responsible for proper maintenance of all financial books and records of the Corporation and shall be responsible for financial reporting to the stockholders and such other parties as designated, from time to time, by the Board of Directors or the President. He shall render to the stockholders at the regular annual meeting thereof, or, from time to time, whenever the Board of Directors or the President may require, an account of all transactions and of the financial condition of the Corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or President.
He shall exhibit or cause to be exhibited the books of the Corporation to the Board of Directors, or to any committee appointed by the Board, or to any Director on application during business hours. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall report directly to the President.

     5.11  Vice President.   In the absence of the President or in the event of
his inability or refusal to act, and in the absence of a Chief Operating Officer, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the President, the Board of Directors or any committee of the Board of Directors may from time to time prescribe. Each Vice President shall report to the President.

     5.12  Secretary.   The Secretary shall attend all meetings of the Board of
Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all

                                      -8-
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meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and he, or any assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall report directly to the President.

     5.13  Assistant Secretary.   The Assistant Secretary, or if there be more
than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Assistant Secretaries shall report directly to the Secretary.

     5.14  Treasurer.   The Treasurer shall have the custody of the corporate
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer. The Treasurer shall report directly to the President.

     5.15  Bond of Treasurer.   If required by the Board of Directors, the
Treasurer shall give the Corporation a bond (which shall be renewed every six
(6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     5.16  Assistant Treasurer.   The Assistant Treasurer, or if there be more
than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Assistant Treasurers shall report directly to the Treasurer.

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                                  ARTICLE  VI

                              Stock Certificates

     6.01  Description of Shares.   The shares of the Corporation shall be
represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman or vice-chairman of the Board of Directors, or the President or Vice President and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation.

     Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Certificates shall also contain such legends or statements as may be required by law and any agreement between the Corporation and the holder thereof.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Act or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     6.02  Facsimile Signatures.   Any or all the signatures on a certificate
may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     6.03  Lost Certificates.   The Board of Directors may direct a new
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person

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

claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     6.04  Transfer of Stock.   Upon surrender to the Corporation or the
transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

     6.05  Address For Notice.   Every stockholder or transferee shall furnish
the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to him or her, and in default thereof, he or she shall not be entitled to service or mailing of any such notice.

     6.06  Fixing Record Date.   In order that the Corporation may determine
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     6.07  Registered Stockholders.   The Corporation shall be entitled to
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold such person registered on its books liable for calls and assessments as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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

                                 ARTICLE  VII

                                   Dividends

     7.01  Dividends.   Dividends upon the capital stock of the Corporation,
subject to the provisions of the Certificate of Incorporation, if any, and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

     7.02  Reserves.   Before payment of any dividend, there may be set aside
out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                 ARTICLE  VIII

                           Miscellaneous Provisions

     8.01  Checks.   All checks, demands, drafts, or other orders for payment
of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     8.02  Contracts.   The Board of Directors may authorize any officer,
officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     8.03  Deposits.   All funds of the Corporation not otherwise employed
shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

     8.04  Fiscal Year.   The fiscal year of the Corporation shall be fixed by
resolution of the Board of Directors.

     8.05  Seal.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     8.06  Indemnification.   Unless otherwise provided in the Certificate of
Incorporation, the Corporation shall indemnify its officers, agents and directors to the fullest extent permitted by the General Corporation Law of Delaware. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such director, agent or officer or former director or officer or such person may be entitled under any agreement, insurance policy, vote of stockholders or otherwise.

     8.07  Insurance.   The corporation shall have power to purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     8.08  Disallowed Compensation.   Any payments made to an officer or
employee such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed has been recovered.

                                  ARTICLE  IX

                               Annual Statement

     9.01  Financial Statements.   The President and the Board shall present at
each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board shall deem advisable and need not be verified at that time by a certified public accountant.

                                  ARTICLE  X

                              Amendment of Bylaws

     10.01 Adoption, Amendment, Repeal of Bylaws by Directors. These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors or by stockholders holding at least 67% of the voting stock of the Corporation, present at any meeting at which a quorum of each respective body is present, provided that notice of a proposed alteration, amendment, repeal or adoption shall be contained in the notice of the meeting. This power to alter, amend or repeal the Bylaws, and to adopt new Bylaws, may be modified or divested by action of stockholders representing at least 67% of the voting stock of the Corporation taken at any regular or special meeting of the stockholders.

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